UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

CAMCO FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio	43723
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a)	On May 24, 2011, Camco Financial Corporation (“Camco”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on April 8, 2011, the voting record date, there were 7,205,595 Camco common shares outstanding and entitled to vote. At the Annual Meeting, 5,982,250, or 83.0%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)	The following information is provided regarding the number of votes received on each matter presented at the Annual Meeting. Also included are the number of broker non-votes received. Broker non-votes represent shares that are held in street name, but for which the broker did not receive instructions from the beneficial owner on how to vote the shares. Broker non-votes are counted toward the establishment of a quorum and in certain routine voting matters such as the ratification of auditors.
(i)	Directors elected at the Annual Meeting for a three year term to expire at the 2014 Annual Meeting of Shareholders:
Number of Votes:

	For	Withheld	Broker Non-Votes
Andrew S. Dix	3,543,206	458,055	3,204,334
Carson K. Miller	3,338,387	662,874	3,204,334
Jeffrey T. Tucker	3,552,346	448,915	3,204,334
Other directors whose term of office continued after the Annual Meeting:
          James D. Douglas
          Terry A. Feick
          Edward D. Goodyear
          James E. Huston
          Douglas F. Mock
          Jeffrey T. Tucker
(ii)	With respect to the vote to approve Camco’s increase in number of authorized shares
Number of Votes:

For	Against	Broker Non-Votes	Abstain
4,932,757	824,101	1,223,345	225,392
(iii)	With respect to the vote to ratify the selection of Plante & Moran, PLLC as Camco’s independent registered public accounting firm for the 2011fiscal year:
Number of Votes:

For	Against	Broker Non-Votes	Abstain
5,839,424	68,769	N/A	74,057

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ John E. Kirksey
John E. Kirksey
Chief Financial Officer

Date: May 26, 2011